As filed with the Securities and Exchange Commission on January 24, 2000
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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             SALOMON SMITH BARNEY HOLDINGS INC.                                   TARGETS TRUST V
     (Exact name of registrant as specified in charter)         (Exact name of registrant as specified in charter)
                          NEW YORK                                                   DELAWARE
                  (State of incorporation                                     (State of incorporation
                      or organization)                                           or organization)
                         11-2418067                                                 13-7180831
            (I.R.S. Employer Identification no.)                       (I.R.S. Employer Identification no.)
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                               388 Greenwich Street
                                New York, New York                     10013
                          (Address of Principal Executive            (Zip Code)
                                     Offices)


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
      If this Form relates to the registration of           If this Form relates to the registration of
      a class of securities pursuant to Section 12 (b)      a class of securities pursuant to Section 12(g)
      of the Exchange Act and is effective pursuant         of the Exchange Act and is effective with the
      to General Instruction A.(c), please check the        effectiveness of a concurrent registration
      following box. |X|                                    pursuant to General Instruction A.(d), please
                                                            check the following box. |_|
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Securities Act registration statement to which
this form relates:                                            333-71667
                                                            (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:
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                       Title of Each Class                              Name of Each Exchange in Which
                       to be so Registered                              Each Class is to be Registered
                       -------------------                              ------------------------------
Targeted Growth Enhanced Terms Securities                           Chicago Board Options Exchange
("TARGETS (SM)") With Respect to the Common
Stock of Sun Microsystems, Inc.
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.  Description of Registrants' Securities to be Registered.

     For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary," "Risk Factors," and "Description of the TARGETS" on pages 2 through 14, 15 through 18 and 25 through 40, respectively, of the registrants' Prospectus, Subject to Completion, dated December 29, 1999 (Registration No. 333-71667), which information is hereby incorporated herein by reference and made part of this application in its entirety.

Item 2.  Exhibits.

     99 (A). Prospectus, Subject to Completion, dated December 29, 1999, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on December 30, 1999.

     99 (B). Certificate of Trust of TARGETS Trust V, incorporated by reference to Exhibit 4(d) to the registration statement on Form S-3 (the "Registration Statement") of the Company and the Trust filed with the Securities and Exchange Commission on February 3, 1999 (No. 333-71667).

     99 (C). Form of Amended and Restated Declaration of Trust of TARGETS Trust V, incorporated by reference to Exhibit 4(i) to the Registration Statement.

     99 (D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(n) to the Registration Statement.

     99 (E). Form of Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4(s) to the Registration Statement.

     99 (F). Form of TARGETS (included in Exhibit 99(C)).

     99 (G). Form of Forward Contract (included in Exhibit 99(E)).

     Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the Chicago Board Options Exchange.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

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
                                            Salomon Smith Barney Holdings Inc.
                                            (Registrant)

Date:    January 24, 2000                   By:   /s/ Mark Kleinman
                                               --------------------
                                                 Name:  Mark Kleinman
                                                 Title: Executive Vice President and
                                                        Treasurer

                                            TARGETS Trust V
                                            (Registrant)



Date:    January 24, 2000                   By:   /s/ Michael Day
                                               ------------------
                                                 Name:   Michael Day
                                                 Title:  Regular Trustee

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


                                INDEX TO EXHIBITS

       Exhibit No.                              Exhibit

         99(A). Prospectus, Subject to Completion, dated December 29, 1999, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on December 30, 1999 (No. 333-71667).

         99(B). Certificate of Trust of TARGETS Trust V, incorporated by reference to Exhibit 4(d) to the Registration Statement.

         99(C). Form of Amended and Restated Declaration of Trust of TARGETS Trust V, incorporated by reference to Exhibit 4(i) to the Registration Statement.

         99(D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(n) to the Registration Statement.

         99(E). Form of Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4(s) to the Registration Statement.

         99(F).   Form of TARGETS (included in Exhibit 99(C)).

         99(G).   Form of Forward Contract (included in Exhibit 99 (E)).